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                                                                     Exhibit 6.9



                           GENERAL SECURITY AGREEMENT

GENERAL SECURITY AGREEMENT, dated February 28, 1997, but intended by the parties to be effective as of January 1, 1997, made by WO Consulting, Inc., a Delaware Corporation (the "Debtor"), in favor of Scottsdale Technologies-I, Ltd., a Delaware limited partnership (the "Secured Party") in connection with the purchase of the 12% Senior Convertible Promissory Note issued by Debtor.


W I  T N E S S E T H:

         WHEREAS, the Secured Party has agreed to make a loan to the Debtor in an aggregate principal amount not to exceed $1,928,250 (the "Loan"), evidenced by Debtor's 12% Senior Convertible Promissory Note payable to the Secured Party dated as of the date hereof (as amended, supplemented or restated, the "Note"); and

         WHEREAS, it is a condition precedent to the making of the Loan by the Secured Party that the Debtor shall have executed and delivered to the Secured Party, among other things, a security agreement granting to the Secured Party a lien upon and a security interest in all tangible and intangible personal property and fixtures of the Debtor including all intellectual property rights;

         NOW, THEREFORE, in consideration of the promises herein contained, and in order to induce the Secured Party to make and maintain the Loan, the parties agree as follows:

         1. Definitions. The terms "accounts," "chattel paper," "documents," "fixtures," "general intangibles," "goods," "instruments," "inventory," and any other terms used herein, whether or not capitalized, and defined in the Uniform Commercial Code as adopted and in effect in the State of Arizona (the "UCC") and not otherwise defined herein shall have the respective meanings assigned to those terms in the UCC.

         Governmental Authority shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          2. Grant of Lien and Security Interest. As collateral security for the prompt satisfaction of all of the Obligations (as such term is defined in
Section 3 hereof), the Debtor hereby pledges and assigns to the Secured Party, and grants to the Secured Party, a lien upon and a continuing security interest (the "Security Interest") in, all personal property and fixtures of the Debtor, wherever located, whether now or hereafter existing and whether now owned or hereafter acquired of every kind and description, tangible or intangible, and all products and proceeds thereof (the "Collateral"), including, without limitation, the following (each of the following, whether now owned or hereafter acquired, and each being listed without limiting the generality of any other of the following listed items):
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         (a) all of the Debtor's right, title and interest in and to all accounts, contracts, contract rights, chattel paper, documents, instruments, general intangibles and other rights, remedies, obligations or other intangibles of any kind, including, without limitation:

                  (i) all of the Debtor's right, title and interest in and to all of the foregoing arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise, including, without limitation, all rights and remedies as seller of goods, and all rights and remedies relating to any lease to which the Debtor is a party as lessor or lessee, and all rights and remedies relating to the performance by or for the Debtor of advisory, consulting or other services, and all grants or assignments of servitudes and easements to which the Debtor is a party or of which the Debtor is a beneficiary, including, without limitation, all rents, issues, profits, royalties, income, rights of use, rights of quiet enjoyment of any such leased property, rights to sublease and assign and all other benefits derived directly or indirectly from any such leased property or any activity carried on in connection therewith or from any of the other Collateral;

                  (ii) all of the Debtor's right, title and interest in and to all contracts or other agreements, including, without limitation, all security agreements and leases, relating to any trade or business or other activity of the Debtor, in each case as any of the foregoing may be amended or otherwise modified from time to time and together with all rights and remedies relating thereto;

                  (iii) all of the Debtor's right, title and interest in and to the payment of money (whether arising from property sold or lent, services rendered, money lent, or advances or deposits made);

                  (iv) to the fullest extent permitted by applicable law, all of the Debtor's right, title and interest in and to all permits, licenses, franchises, authorizations, approvals, allocations, entitlements, accreditations and any other rights or benefits, from time to time issued by or pertaining to any Governmental Authority, including, without limitation, the federal government of the United States and the State of Arizona, whether or not required for the Debtor lawfully to acquire, own, lease, manage or operate any of its business or properties, and all rights and remedies relating thereto (any and all of the foregoing items referred to in this clause (iv) being hereinafter referred to as "Governmental Rights");

                  (v) all of the Debtor's right, title and interest in and to any and all names under or by which the Debtor's trade or business or other activities may at any time be operated or known, and all rights to carry on business under such names, all goodwill, trademarks, trade names, patents, trade secrets, proprietary or confidential information, inventions, technical information, procedures, designs, skills, expertise, experience, processes and any other intellectual property or other knowledge or know-how of any kind; and

                  (vi) all of the Debtor's right, title and interest in and to all returned or unearned premiums that may be due upon cancellation by the insurer of any policy of insurance for any reason whatsoever;
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including, in each case, all moneys due from time to time in respect thereof, and all rights in and to all contracts or other agreements securing or otherwise relating to any of the foregoing, including, without limitation, all security agreements and leases;

         (b) all of the Debtor's right, title and interest in and to all goods and all other items of tangible personal property (the "Assigned Goods"), including, without limitation:

                  (i) all of the Debtor's right, title and interest in and to all raw materials, work in process and finished goods, and materials used or consumed in any trade or business or other activity of the Debtor, and all other inventory of any kind, including, without limitation, goods returned to or repossessed by the Debtor and all goods in which the Debtor has an interest in mass or a joint or other interest or right of any kind, including goods in which the Debtor has an interest or right as consignee), and all additions and accessions thereto and products thereof; and

                  (ii) all of the Debtor's right, title and interest in and to all other items of tangible personal property of any kind, including, without limitation, all equipment of any kind, wherever located, whether now owned or hereafter acquired, including, without limitation, all manufacturing, distribution, selling, data processing and office equipment and all appliances and trade fixtures (excluding equipment in which Debtor's interest is a leasehold interest), together with all increases, parts, fittings, accessories, equipment, and special tools now or hereafter affixed to any part thereof and thereto, together with all substitutes and replacements thereof, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the foregoing;

         (c) all of the Debtor's right, title and interest in and to all fixtures of any kind (including, without limitation, all such fixtures now or hereafter attached to, installed in or used, whether temporarily or permanently, in connection with any real estate now or hereafter owned or leased by the Debtor), and all other articles of any kind that are, or in the future may be, affixed or attached to any real estate;

         (d) all of the Debtor's right, title and interest in and to all money, whether in currency of the United States or any foreign country, and all deposit accounts and all funds on deposit therein and all investments arising therefrom, and all deposits with any contractors, subcontractors or suppliers for the payment of goods or services not yet received;

         (e) all of the Debtor's right, title and interest in and to all models, drawings, blueprints, designs, plans, correspondence, memoranda, papers, books, records, financial and accounting information, work papers and other documents or writings of any kind whatsoever and all other information and data of any kind and in any form, including, without limitation, any of the foregoing whether hand-written, typed, printed, photographed, microfilmed, microfiched, videotaped, audiotaped, recorded on computer tapes, disks, cards or other computer records or otherwise visually or magnetically reproduced, and whether expressed in ordinary or machine readable language or otherwise, and all software, spread sheets and data bases of any kind and in any form; and

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         (f) all of the Debtor's right, title and interest in and to all replacements and substitutions for, and all proceeds, cash and noncash, and products of, any of the foregoing Collateral described in the foregoing clauses
(a) through (e) of this Section 2, including, without limitation, proceeds in the form of accounts, chattel paper, documents, fixtures, general intangibles, goods and instruments, and, to the extent not otherwise included, all payments under insurance contracts (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral or any payments, proceeds or other rights in respect of any condemnation or similar proceeding or settlement in respect thereof with respect to any of the foregoing Collateral;

in each case, howsoever the Debtor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise). In furtherance and not in limitation of all of the fore-going provisions of this Section 2, the Debtor hereby pledges, assigns, transfers and sets over to the Secured Party all of its right, title and interest in and to, and grants to the Secured Party, as security for the Obligations, a lien upon and a security interest in, all property of the Debtor of any kind held in the possession of or under control of, or in transit to, the Debtor, the Secured Party or any keeper or other agent or bailee therefor, including, without limitation, property held in safekeeping, and all amounts that may be owing from time to time by the Secured Party to the Debtor in any capacity, including, without limitation, any balance or share belonging to the Debtor, which lien and security interest shall be independent of, and in addition to, any right of set-off that the Secured Party may have.

         3. Security for Obligations. The security inter-est created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

         (a) the prompt payment by the Debtor, as and when due and payable, of all amounts from time to time owing by it in respect of the Note, this Agreement and any other documents in connection with the Loan (together, the "Loan Documents");

         (b) the due performance and observance by the Debtor of all of its other obligations from time to time existing hereunder or in respect of any Loan Document; and

         (c) all other liabilities of any kind of the Debtor to the Secured Party, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, evidenced by a writing or otherwise, including, without limitation, any extensions, modifications or renewals thereof and substitutions therefor.

         4. Fraudulent Conveyance. Notwithstanding anything contained in this Agreement to the contrary, Debtor agrees that if, but for the application of this Section 4, the Obligations or any Security Interest would constitute a preferential transfer under 11 U.S.C. Section 547, a fraudulent conveyance under 11 U.S.C. Section 548 (or any successor section of that Code) or a fraudulent conveyance or transfer under any state fraudulent conveyance or fraudulent transfer law or similar law in effect from time to time (each a "Fraudulent Conveyance"), then the Obligations and each affected Security Interest will be enforceable to the maximum extent possible without


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causing the Obligations or any Security Interest to be a Fraudulent Conveyance,
and shall be deemed to have been automatically amended to carry out the intent of this Section 4.

         5. Representations and Warranties. Debtor represents and warrants to Secured Party that:

            (a) Authority. (i) Debtor is duly organized, validly existing, and in good standing in the jurisdiction of its formation, (ii) this Agreement has been duly authorized and approved by all necessary corporate action and no approval or consent of any Court or other person or entity is required which has not been obtained and (iii) the execution, delivery, and performance of and compliance with the terms of this Agreement and the Note will not cause Debtor to be in violation of or default under any applicable laws, or any material agreement, document, or instrument to which Debtor is a party or by which any of its assets may be bound.

            (b) Place of Business; Location of Records. Schedule 1 to this Agreement sets forth Debtor's place of business and chief executive office, the present and foreseeable location of its books and records concerning any of the Collateral that is accounts or general intangibles, and the location of all other Collateral except for certain inventory. Except as noted on Schedule 1, all such books, records and Collateral are in its possession at the location set forth thereon.

            (c) No Prior Lien. Debtor has not executed any prior transfer, assignment, pledge, security interest or hypothecation covering the Collateral or any interest in the Collateral.

            (d) Authority. Debtor has full power and authority to execute this Agreement without breaching any material agreement to which Debtor is party.

            (e) Status of Receivables. The accounts receivable and other tangible and intangible rights of Debtor arise from sales or the performance of services by Debtor which have been performed in the ordinary course of the Debtor's business.

         The delivery at any time by Debtor to Secured Party of Collateral or of additional specific descriptions of certain Collateral shall constitute a representation and warranty by Debtor to Secured Party under this Agreement that the representations and warranties of this Section 5 are true and correct with respect to each item of such Collateral.

         6. Covenants. Debtor further covenants and agrees with Secured Party that until the Obligations are paid and performed in full, Debtor will:

            (a) Relocation of Office or Books and Records; Change of Name or
         Address: Give Secured Party 30 days prior written notice of any proposed relocation of its principal place of business, chief executive office, the place where its books and records relating to accounts and general intangibles are kept or changing its name and the address to which it is entitled to notice

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under the Note or this Agreement. The notice must include the street address, zip code, telephone number, city, county or parish and state.

                  (b) Relocation of Collateral. Not relocate any of the Collateral to any commonwealth, nation, territory, possession or country outside the United States of America.

                  (c) Material Change. Promptly notify Secured Party of any change in any material fact or circumstance represented or warranted by Debtor with respect to the Collateral.

                  (d) Record of Collateral. Maintain, at the place where it is entitled to receive notices under this Agreement, a current record of where all Collateral is located, upon reasonable notice permit Secured Party's representatives to inspect and make abstracts from such records at any reasonable time during normal business hours.

                  (e) Adverse Claim. Promptly notify Secured Party of any claim, action or proceeding challenging the Security Interest or affecting title to all or any portion of the Collateral and, at Secured Party's request, appear in and defend any such action or proceeding at Debtor's expense.

                  (f) Hold Collateral in Trust. Upon the occurrence and during the continuation of a Default, hold in trust (and not commingle with its other assets) for Secured Party all Collateral that is chattel paper, instruments or documents of title at any time received by it and promptly deliver same to Secured Party unless Secured Party at its option gives Debtor written permission to retain that Collateral. Upon the occurrence and during the continuation of a Default, at Secured Party's request, each chattel paper, instrument or document of title so retained shall be marked to state that it is assigned to Secured Party and each instrument shall be endorsed to the order of Secured Party (but failure to so mark or endorse shall not impair the Security Interest).

                  (g) No Assignment. Not sell, assign or otherwise dispose of, or permit the sale, assignment or disposition of, any Collateral except as permitted by the Loan Documents or with the written consent of Secured Party.

                  (h) Permitted Liens. Not create or permit the creation of, or allow the existence of, any lien upon or against any of the Collateral except for liens permitted by the Loan Documents or approved by Secured Party in writing.

                  (i) Further Assurances. From time to time promptly execute and deliver to Secured Party all other assignments, certificates, supplemental documents and financing statements, and do all other acts or things as Secured Party may reasonably request in order to create, evidence, perfect, continue or maintain the existence and priority of the Security Interest.

                  (j) Perform Obligations. Perform all of its obligations under or in connection with the Collateral in accordance with customary business practices.


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                  (k) Amendment. Not amend, alter or modify, or permit the
amendment, alteration or modification of, any material portion (individually or collectively) of the Collateral without Secured Party's prior written consent as to the form and content of the amendment, alteration or modification.

                  (l) Impairment of Collateral. Not do or permit any act which would impair any portion of the Collateral.

                  (m) Default under Collateral. Promptly notify Secured Party of any default or event of default by Debtor or any other party under or in connection with any portion (individually or collectively) of the Collateral and immediately use reasonable efforts to remedy the same or immediately demand that the same be remedied.

                  (n) No Lien or Assignment. Except for liens approved by Secured Party, not execute in favor of any other person or entity, any assignment, pledge or hypothecation of, or security interest in, all or any portion of the Collateral.

         7. Default; Remedies. Upon the occurrence of a Default, subject to the terms and conditions of the Note, Secured Party has the following cumulative rights and remedies under this Agreement:

                  (a) Debtor's Agent. Secured Party shall be deemed to be irrevocably appointed as Debtor's agent and attorney-in-fact with all right and power to enforce all of Debtor's rights and remedies under or in connection with the Collateral. All reasonable cost, expenses and liabilities incurred and all payments made by Secured Party as Debtor's agent and attorney-in-fact, including, without limitation, reasonable attorney's fees and expenses, shall be considered a loan by Secured Party to Debtor which shall be repayable on demand and shall accrue interest at the same rate as amounts due under the Note and shall be part of the Obligations.

                  (b) Account Debtors and Obligors. Secured Party may notify or require each account debtor or other obligor to make payment directly to Secured Party and Secured Party may take control of the proceeds paid to Secured Party. Until Secured Party elects to exercise these rights, Debtor is authorized to collect and enforce the Collateral and to retain and expend all payments made on Collateral. After Secured Party elects to exercise these rights, Secured Party shall have the right in its own name or in the name of Debtor to (i) compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may reasonably determine,
(ii) demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts due or to become due with respect to Collateral, (iii) take control of cash and other proceeds of any Collateral,
(iv) endorse Debtor's name on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into Secured Party's possession, and (v) do all other acts and things reasonably necessary to carry out the intent of this Agreement. If any person owing money or other remuneration to Debtor ("Obligor") fails to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in Debtor's name, to take such action as Secured Party reasonably shall deem appropriate for the collection


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of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision of this Agreement, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral except for its own fraud, gross negligence, willful misconduct or violation of any law, nor shall it be under any duty whatever to anyone except Debtor to account for funds that it shall actually receive under this Agreement. A receipt given by Secured Party to any Obligor shall be a full and complete release, discharge and acquittance to such Obligor, to the extent of any amount so paid to Secured Party. Secured Party may apply or set off the deposits against any liability of Debtor to Secured Party.

                  (c) UCC Rights. Secured Party may exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, (i) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (ii) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral, (iii) applying to the Obligations any cash held by Secured Party under this Agreement, (iv) reducing any claim to judgment, (v) exercising the rights of offset or banker's lien against the interest of Debtor in and to every account and other property of Debtor in Secured Party's possession to the extent of the full amount of the Obligations,
(vi) foreclosing the Security Interest and any other liens Secured Party may have or otherwise realize upon any and all of the rights Secured Party may have in and to the Collateral, or any part thereof, and (vii) bringing suit or other proceedings before any tribunal either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any right granted to Secured Party in any of the Loan Documents.

                  (d) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, to the extent permitted by applicable law, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph. It shall not be necessary that the Collateral be at the location of the sale.

                  (e) Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Section 7 in the following order: First, to the payment of all its reasonable expenses incurred in retaking, holding and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligations); second, toward repayment of amounts reasonably expended by Secured Party under Section 8; third, toward payment of the balance of the Obligations in the order and manner specified in the Note. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct.


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                  (f) Sale. Secured Party's sale of less than all the Collateral shall not exhaust Secured Party's rights under this Agreement and Secured Party is specifically empowered to make successive sales until all the Collateral is sold. If the proceeds of a sale of less than all the Collateral shall be less than the Obligations, this Agreement and the Security Interest shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made. In the event any sale under this Agreement is not completed or is, in Secured Party's opinion, defective, such sale shall not exhaust Secured Party's rights under this Agreement and Secured Party shall have the right to cause a subsequent sale or sales to be made. Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this Agreement as to nonpayment of the Obligations, or as to the occurrence of any Default, or as to Secured Party's having declared all of such Obligations to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Secured Party.

                  (g) Existence of Default. Regarding the existence of any Default for purposes of this Agreement, Debtor agrees that the obligors on any Collateral may rely upon written certification from Secured Party that such a Default exists. Debtor expressly agrees that Secured Party shall not be liable to Debtor for any claims, damages, costs, expenses or causes of action of any nature whatsoever in connection with, arising out of, or related to Secured Party's exercise of any rights, powers or remedies under the Note or this Agreement except for its own fraud, gross negligence, willful misconduct or violation of any law.

         8.       Other Rights of Secured Party.

                  (a) Performance. In the event Debtor fails to preserve the priority of the Security Interest in any of the Collateral, or, upon the occurrence and during the continuance of a Default, otherwise fails to perform any of its obligations under the Note or this Agreement with respect to the Collateral, then Secured Party may (but is not required to) prosecute or defend any suits in relation to the Collateral or take any other action which Debtor is required to take under the Note or this Agreement, but has failed to take. Any sum which may be reasonably expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys' fees and expenses) shall bear interest from the date of expenditure or payment at the same rate as amounts due under the Note until paid and, together with such interest, shall be payable by such Debtor to Secured Party upon demand and shall be part of the Obligations.

                  (b) Collateral in Secured Party's Possession. If, upon the occurrence and during the continuance of a default, any Collateral comes into Secured Party's possession, Secured Party may use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured


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
Party, at Secured Party's request, the amount of all reasonable expenses incurred by Secured Party in connection with its custody and preservation of such Collateral, and all such expenses, costs, Taxes and other charges shall bear interest at the same rate as amounts due under the Note until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, except for Secured Party's own fraud, gross negligence, willful misconduct or violation of any law. Provided that Secured Party acts in accordance with all applicable laws, Secured Party shall have no liability for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, except for its own fraud, gross negligence, willful misconduct or violation of any law, Secured Party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon.

         9.       Miscellaneous.

                  (a) Term. Upon full and final payment of the Obligations without Secured Party having exercised its rights under this Agreement, this Agreement shall terminate; provided that no Obligor on any of the Collateral shall be obligated to inquire as to the termination of this Agreement, but shall be fully protected in making payment directly to Secured Party, which payment shall be promptly paid over to Debtor after termination of this Agreement.

         (b) Actions Not Releases. This Security Interest and Debtor's obligation and Secured Party's Rights under this Agreement shall not be released, diminished, impaired or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the consent of Debtor, except as required therein; (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party to Debtor; (vi) any neglect, delay, omission, failure or refusal of Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty or instrument evidencing, securing or assuring the payment of all or any of the Obligations; (vii) any failure of Secured Party to notify Debtor of any renewal, extension or assignment of the Obligations or any part thereof, or the release of any security under any other document or instrument, or of any other action taken or refrained from being taken by Secured Party against Debtor or any new agreement between Secured Party and Debtor, it being understood that, except as expressly required by the Note, Secured Party shall not be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Agreement or any Collateral ever delivered to or for the account of Secured Party under this Agreement;
(viii) the illegality, invalidity or unenforceability of all or any part of the Obligations against any third party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable laws or for any other reason Secured Party is required to refund such payment or pay the amount thereof to someone else.

                  (c) Waivers. Except to the extent expressly otherwise provided in this Agreement or in other Loan Documents, Debtor waives (i) any right to require Secured Party to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Secured Party may have; (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, notice of acceleration and notice of the intention to accelerate; and (iii) all rights of marshaling in respect of any and all of the Collateral.

                  (d) Financing Statement. Secured Party shall be entitled at any time to file this Agreement or a carbon, photographic, or other reproduction of this Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Agreement.

                  (e) Amendments. This Agreement may only be amended by a writing executed by Debtor and Secured Party.

                  (f) Multiple Counterparts. This Agreement may be executed in any number of identical counterparts. Each counterpart shall be deemed an original for all purposes and all counterparts, collectively, shall constitute one Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one set of counterpart signatures.

                  (g) Parties Bound. This Agreement shall be binding on Debtor and its successors and assigns and shall inure to the benefit of Secured Party and its successors and assigns. The obligations and agreements of Debtor under this Agreement shall be binding upon its successors and assigns, and, except for Secured Party's fraud, gross negligence, willful misconduct, and violation of any applicable law, delivery or other accounting of Collateral to Debtor shall discharge Secured Party of all liability therefor.

                  (h) Assignment. Debtor may not, without Secured Party's prior written consent, assign any rights, duties or obligations under this Agreement.

                  (i) Notice. Any notice or communication required or permitted under this Agreement must be given in writing (which may be by telex or telecopy) to the parties at the following addresses or to such other address for a party as such party may provide to the other in writing:

                           Debtor:         WO Consulting, Inc.
                                           7580 East Gray Road
                                           Suite 102
                                           Scottsdale, Arizona 85260

                           Secured Party:  Scottsdale Technologies-I, Ltd.
                                           7580 East Gray Road
                                           Suite 102
                                           Scottsdale, Arizona 85260

         (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND, AS APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

         EFFECTIVE as of the date set forth in the preamble.

                                     DEBTOR:

                                     WO CONSULTING, INC.
                                     a Delaware corporation

                                     By: /s/  STUART N. RUBIN
                                         ---------------------------------------
                                          Name: STUART N. RUBIN
                                          Title: Chief Financial Officer

                                     SECURED PARTY:

                                     SCOTTSDALE TECHNOLOGIES-I, LTD.,
                                     a Delaware limited partnership

                                     By:   SOFTWARE FUNDING CORP., a Delaware
                                           corporation, its sole general partner


                                           By: /s/  STUART N. RUBIN
                                               ------------------------------
                                                    Name:    STUART N. RUBIN
                                                    Title: Vice President

                                   SCHEDULE 1


         Location of Books and Records as to Accounts and Chief Executive
Offices:



                                            7580 East Gray Road
                                            Suite 102
                                            Scottsdale, Arizona 85260